UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2010

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 3, 2010, the board of directors of HSW International, Inc. (the “Corporation”) approved and authorized a reverse stock split of the Corporation’s Common Stock, par value $0.001, at a ratio of one-for-ten.  The stockholders of the Corporation previously approved a reverse stock split in a ratio to be set by the board of directors between one-for-two and one-for-ten.

The reverse stock split will take effect upon the filing of a Certificate of Amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware, which the Corporation expects to occur on February 17, 2010.  At that time, each share of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding at 5:00 P.M. Eastern time on February 10, 2010 (the “Record Date”) will automatically be reclassified as and converted into one-tenth of a share of Common Stock, par value $0.001 per share.

The board of directors believes that the reverse stock split is desirable in response to notification by Nasdaq that our Common Stock does not meet listing qualification standards for continued listing on The Nasdaq Global Market due to not maintaining a minimum bid price of at least $1.00 per share.  Under Nasdaq’s listing maintenance standards, if the closing bid price of shares of our Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive trading days during the 180 calendar days following notification by Nasdaq, Nasdaq may delist our Common Stock from trading on The Nasdaq Global Market.  The board believes that a reverse stock split will result in the market price of our Common Stock rising to the level necessary to satisfy the $1.00 minimum market price continued listing requirement.  However, our Common Stock might not remain equal to or in excess of $1.00 for a substantial period of time.  The market price of our Common Stock is also based on other factors in addition to the number of shares outstanding, including our future performance.

As soon as practicable following the effectiveness of the Certificate of Amendment, the Corporation will notify its stockholders of record on the Record Date to transmit outstanding share certificates to the Corporation’s exchange agent and registrar (“Exchange Agent”), and the Corporation will cause the Exchange Agent to issue new book entries representing one share of Common Stock for every ten shares transmitted and held of record on the Record Date.  In settlement of fractional interests that might arise as a result of such combination on the Record Date, the Corporation will cause the Exchange Agent to disburse to such holders a cash payment in an amount equal to the product obtained by multiplying (i) the closing sales price of the Corporation’s Common Stock on the day of the effectiveness of the Certificate of Amendment as reported on The Nasdaq Global Market by (ii) the number of shares of the Corporation’s Common Stock held by a holder that would otherwise have been exchanged for a fractional share interest, as determined by the board.

Each stockholder’s percentage ownership in the Company and proportional voting power will remain unchanged after the reverse stock split, except for minor changes and adjustments resulting from the treatment of fractional shares.  In connection with the reverse stock split, the number of authorized shares of the Company’s capital stock will be reduced accordingly by a ratio of one-for-ten.

The Company issued a press release on February 8, 2010 announcing the board’s approval and authorization of the reverse stock split at a ration of one-for-ten shares.  A copy of that press release is attached as an exhibit to this report.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this Current Report that are not historical facts are “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The potential risks and uncertainties address a variety of subjects including, for example: the continued listing of HSW International's securities on The Nasdaq Global

Market; challenges inherent in developing an online business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries, especially China; general industry conditions and competition; general economic conditions, such as interest rate and currency exchange rate fluctuations; and restrictions on certain intellectual property under agreements with third parties.  For a more detailed discussion of such risks and uncertainties, refer to HSW International’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.  These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered.  The forward-looking statements contained herein are made as of the date of this Current Report, and HSW International assumes no obligation to update any forward-looking statements after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of HSW International, Inc. dated February 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: February 8, 2010	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Executive Vice President & General Counsel